Exhibit 10.43

DSP GROUP, INC.

2012 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED DIRECTOR EQUITY SUB-PLAN

This sub-plan will be known as the Director Equity Sub-Plan (formerly the Director Option Sub-Plan) (the “Director Equity Sub-Plan”) of the DSP Group, Inc. 2012 Equity Incentive Plan (the “Plan”). The Director Equity Sub-Plan has been adopted for the purpose of attracting and retaining the best available personnel for service as Outside Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

For purposes of the Director Equity Sub-Plan, the provisions of the Plan shall apply subject to the terms provided for below and, in the event of any inconsistencies between the provisions of the Plan and the Director Equity Sub-Plan, the provisions of the Director Equity Sub-Plan shall control with respect to any Award of Options to Outside Directors. All other Awards granted under the Plan shall be governed by the Plan without any reference to or application of the Director Equity Sub-Plan. Any Director Awards granted under the Director Equity Sub-Plan shall be governed by the Plan subject to the terms provided for below:

1.     Definitions. The following words and expressions shall have the following meanings solely for the purposes of the Director Equity Sub-Plan and the Awards granted hereunder, unless the context otherwise requires:

(a)     “Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a member of the Board.

(b)     “Director” means a member of the Board.

(c)     “Director Equity Sub-Plan” means the Director Equity Sub-Plan (formerly the Director Option Sub-Plan) of the DSP Group, Inc. 2012 Equity Incentive Plan constituted and governed by the Plan subject to the terms set out herein.

(d)     “Effective Date” means January 1, 2014.

(e)     “Plan” means DSP Group, Inc.’s 2012 Equity Incentive Plan.

(f)     “Director Award” means an Award of an Option or a Restricted Stock Unit that is granted under and satisfies the conditions of the Director Equity Sub-Plan.

(g)     “Director Option” means an Award of an Option that is granted under and satisfies the conditions of the Director Equity Sub-Plan.

(h)     “Director RSU” means an Award of a Restricted Stock Unit that is granted under and satisfies the conditions of the Director Equity Sub-Plan.

(i)     “Outside Director” means a member of the Board who is not an Employee.

2.     Interpretation.

(a)     Capitalized words not defined herein shall have the same meaning as in the Plan.

(b)    Where the context so permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

3.     Stock Subject to the Director Equity Sub-Plan. The maximum aggregate number of Shares which may be issued under the Director Equity Sub-Plan shall be the number of Shares that may be issued under the Plan (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

4.     Eligibility.

(a)     Director Awards may be granted only to Outside Directors of the Company. All Director Awards shall be automatically granted in accordance with the terms set forth in Section 5 hereof. An Outside Director who has been granted a Director Award may, if he or she is otherwise eligible, be granted additional Director Awards in accordance with such provisions.

(b)    The Plan shall not confer upon a Grantee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

5.     Grants of Director Awards Under the Director Equity Sub-Plan

(a)     Procedure for Grants. All grants of Director Awards hereunder shall be automatic and nondiscretionary and shall be made in accordance with the following provisions:

(i)     No person shall have any discretion to select which Outside Directors of the Company shall be granted Director Awards or to determine the number of Shares to be covered by Director Awards granted to Outside Directors of the Company.

(ii)    Each Outside Director who becomes a member of the Board after the Effective Date of this Director Equity Sub-Plan shall be automatically granted (i) a pro rata portion of a Director Option to purchase 8,000 Shares and (ii) a pro rata portion of 4,000 Director RSUs on the date on which such person first becomes an Outside Director of the Company, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. Proration shall be based upon the number of days remaining in the calendar year following the date such person was nominated as an Outside Director of the Company.

(iii)   Each Outside Director of the Company shall be automatically granted (i) a Director Option to purchase 8,000 Shares and (ii) 4,000 Director RSUs on January 1 of each year.

(iv)   Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards, plus the number of Shares previously issued pursuant to Awards to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of grants to be made on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

(v)    The terms of any Director Award granted hereunder shall be as follows:

(A)    Except as provided in Section 8 and the Award Agreement, a Director Award shall be exercisable only while the Outside Director remains a Director of the Company.

(B)     The exercise price of a Director Option shall be 100% of the Fair Market Value per Share on the date of grant.

(C)     Director Awards shall vest in full and become exercisable as to 100% of the Shares subject to any Director Award on the first anniversary of the date of grant of the Director Award.

(D)     The Board may accelerate the unvested portion of any Director Award granted under the Plan held by any Director whose Continuous Status as a Director terminates for any reason prior to the Director Award being fully vested.

6.     Form of Consideration. The consideration, if any, to be paid for the Shares to be issued upon exercise of a Director Option shall consist entirely of cash, check, other Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Director Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise notice, together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Director Option and delivery to the Company of the funds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

7.     Term of Director Options. The term of each Director Option shall be 10 years from the date of grant thereof.

8.     Exercise of Options

(a)     Termination of Continuous Status as a Director. If a Grantee ceases to serve as a Director, he or she may, but only within three months after the date he or she ceases to be a Director, exercise his or her Director Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Director Option be exercised after its term has expired. The Board may extend the exercise period of a Director Option held by a Director whose term is expiring to any date prior to the Option’s expiration date. To the extent that such Outside Director was not entitled to exercise a Director Option at the date of such termination, or does not exercise such Director Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(b)    Disability of Grantee. Notwithstanding the provisions of Section 8(a) above, in the event a Grantee is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six months from the date of such termination, exercise his or her Director Option to the extent he or she was entitled to exercise it at the date of such termination. The Board may extend the exercise period of a Director Option held by a Director whose Continuous Status as a Director terminates as a result of his or her total and permanent disability. Notwithstanding the foregoing, in no event may the Director Option be exercised after its term has expired. To the extent that he or she was not entitled to exercise the Director Option at the date of termination, or if he or she does not exercise such Director Option (which he or she was entitled to exercise) within the time specified herein, the Director Option shall terminate.

(c)     Death of Grantee. In the event of the death of a Grantee:

(i)     during the term of the Director Option who is, at the time of his or her death, a Director and who shall have been in Continuous Status as a Director since the date of grant of the Director Option, the Director Option may be exercised, at any time within 12 months following the date of death, by the Grantee’s estate or by a person who acquired the right to exercise the Director Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Grantee continued living and remained in Continuous Status as a Director for six months after the date of death. The Board may extend the exercise period of an Option held by a Director whose Continuous Status as a Director terminates as a result of his or her death. Notwithstanding the foregoing, in no event may the Director Option be exercised after its term has expired.

(ii)    within three months after the termination of Continuous Status as a Director, the Director Option may be exercised, at any time within 12 months following the date of death, by the Grantee’s estate or by a person who acquired the right to exercise the Director Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. The Board may extend the exercise period of a Director Option held by a Director who dies within three months after the termination of Continuous Status as a Director. Notwithstanding the foregoing, in no event may the Director Option be exercised after its term has expired.

9.     Nontransferability of Awards. The Director Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Grantee does not constitute a transfer. A Director Option may be exercised during the lifetime of a Grantee only by the Grantee.

10.   Corporate Transaction and Change in Control. In the event of a Corporate Transaction, each Director Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Director Award. Effective upon the consummation of the Corporate Transaction, all outstanding Director Awards under the Plan shall terminate unless Assumed by the successor company or its parent. In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Director Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Director Awards. Each such Director Award shall remain exercisable until the expiration or sooner termination of the applicable Director Award term.

11.   The Director Equity Sub-Plan is designed to comply with the provisions of the Israeli Income Tax Ordinance New Version, 1961, as amended (the “Tax Ordinance”). The Administrator at its sole discretion may grant Director Options to an Outside Director who is an Israeli resident pursuant to Sections 3(i) and 102 of the Tax Ordinance.

END OF DIRECTOR EQUITY SUB-PLAN

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